Exhibit 3(ii)

BYLAWS

OF

ARCHER-DANIELS-MIDLAND COMPANY

ARTICLE I.

MEETINGS OF STOCKHOLDERS .

Section 1.1. Annual Meeting. The annual meeting of stockholders shall be held at such date, time, and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. At the annual meeting, directors shall be elected and such other business transacted as shall have been properly brought before the meeting~~.~~ in accordance with these bylaws. The Board of Directors may, in its sole discretion, determine that an annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 1.2. Special Meeting.

(a) Special meetings of stockholders for any purpose or purposes may be called by the ~~Chairman~~Chair of the Board, the President, a majority of the Board of Directors, or a majority of the Executive Committee, and shall be called by the Secretary upon the request, in writing, of one or more stockholders owning not less than ten percent (10%) aggregate “net long position” of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at such meeting (the “Requisite Percentage”) for at least one (1) year prior to the date such request is delivered to the Corporation in accordance with paragraph (b) of this Section 1.2 (such period, the “One-Year Period”). For purposes of determining the Requisite Percentage, “net long position” shall be determined with respect to each requesting stockholder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (x) for purposes of such definition, (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant special meeting request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of capital stock on the New York Stock Exchange (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding capital stock; and (y) the net long position of such ~~holder~~stockholder shall be reduced by the number of shares of capital stock as to which such ~~holder~~stockholder does not, or will not, have the right to vote or direct the vote at the stockholder requested special meeting or as to which such ~~holder~~stockholder has, at any time during the One-Year Period, entered into any derivative or other agreement, arrangement, or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

(b) A stockholder request for a special meeting shall be signed, dated, and delivered to the Secretary at the principal executive offices of the Corporation, shall state the purpose of the proposed meeting, and shall provide the information required by Section 1.4(c) hereof. In addition to the information required in Section 1.4(c) hereof, the stockholder request for a special meeting shall also include (i) documentary evidence that the stockholders requesting the special meeting own the Requisite Percentage as of the date on which the special meeting request is delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that, if the stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percentage, then, to be valid, the special meeting request must also include documentary evidence (or, if not simultaneously provided with the special meeting request, such documentary evidence must be delivered to the Secretary at the principal executive offices of the Corporation within ten (10) days after the date on which the special meeting request is delivered to the Secretary ~~of the Corporation~~) that the beneficial owners on whose behalf the special meeting request is made beneficially own such shares as of the date on which such special meeting request is delivered to the Secretary, and (ii) an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the special meeting request is being made to notify the Corporation promptly in the event of any decrease in the net long position held by such stockholder or beneficial owner following the delivery of such special meeting request and prior to the stockholder requested special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such special meeting request by such stockholder ~~or beneficial owner~~ to the extent of such reduction. Any requesting stockholder may revoke ~~his, her or its~~such stockholder’s special meeting request at any time prior to the stockholder requested special meeting by written revocation delivered to the Secretary ~~of the Corporation~~ at the principal executive offices of the Corporation. If, at any time after sixty (60) days following the earliest dated special meeting request, the unrevoked (whether by specific written revocation or by a reduction in the net long position held by ~~such~~a stockholder or beneficial owner, as described above) valid special meeting requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a special meeting.

(c) The Board of Directors or, in the absence of action by the Board of Directors, the ~~Chairman~~Chair of the Board, shall have the sole power to (i) determine whether special meeting requests have met the requirements of this Section 1.2, (ii) establish the date, time, and place for any special meeting of stockholders, and (iii) set a record date for the determination of stockholders entitled to vote at such meeting pursuant to Section 1.11 hereof~~.~~; provided that the Board of Directors may, in its sole discretion, determine that such meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the DGCL. Following such determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Section 1.3 hereof, that a meeting will be held at the place, if any, time, and date and in accordance with the record date determined by the Board of Directors or the ~~Chairman~~Chair of the Board. The stockholders requesting the special meeting shall not have the power to give notice of the meeting.

(d) Notwithstanding the foregoing, the Secretary ~~of the Corporation~~ shall not be required to call a special meeting of stockholders if (i) the Board of Directors calls an annual meeting of stockholders or a special meeting of stockholders at which a Similar Item (as defined in this Section 1.2(d)) is to be presented pursuant to the notice of such meeting, in either case to be held not later than sixty (60) days after the date on which valid special meeting request(s) constituting the Requisite Percentage are delivered to the Secretary at the principal executive offices of the

Corporation (such date of delivery being the “Delivery Date”); (ii) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting; or (iii) the special meeting request(s) (A) contain an item of business that is identical or substantially similar ~~item~~ (as determined in good faith by the Board of Directors~~,~~ ) (a “Similar Item”) to an item of business that was presented at any meeting of stockholders held not more than one hundred and twenty (120) days before the Delivery Date (and, for purposes of this clause (iii~~)~~), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors~~);~~), (B) relate to an item of business that is not a proper subject for action by the stockholders under applicable law~~;~~, (C) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law or would cause the Corporation to violate any law~~;~~, or (D) do not comply with the provisions of this Section 1.2.

(e) If none of the stockholders who submitted a special meeting request appears or sends a qualified representative to present ~~the~~an item of business submitted by the stockholders for consideration at the stockholder requested special meeting, such item of business shall not be submitted ~~for~~to a vote of the stockholders at such stockholder requested special meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a ~~written~~ notice of the meeting shall be given ~~that~~in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these ~~By-laws~~bylaws, the ~~written~~ notice of any meeting shall be given not less than ten (10) nor more than sixty  (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at ~~his or her~~such stockholder’s mailing address as it appears on the records of the Corporation.

Section 1.4. Advance Notice Requirements for Stockholder Proposals. Except as provided in Section 1.15 hereof, the following procedures shall govern all cases in which a stockholder seeks to propose business to be addressed at a meeting of stockholders or to nominate persons to stand for election as directors of the Corporation (a “Stockholder Proposal”). No business shall be transacted at a meeting of stockholders except in accordance with the following procedures. Only persons who are nominated in accordance with the following procedures or the procedures set forth in Section 1.15 hereof shall be eligible for election as directors of the Corporation. Notwithstanding any language in these ~~by-laws~~bylaws to the contrary, this ~~section~~Section 1.4 shall not apply to any right of holders of preferred shares of the Corporation to nominate and elect a specified number of directors in certain circumstances to the extent such procedures are set forth in the Certificate of Incorporation.

(a) Annual Meetings of Stockholders.

(1) A Stockholder Proposal may be brought before an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 1.3 hereof (or any supplement thereto), (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or the ~~Chairman~~Chair of the Board, or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.4 is delivered to the Secretary at the principal executive offices of the Corporation, who is entitled to vote at the meeting ~~and~~, who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (a) in this Section 1.4~~.~~, and, if such Stockholder Proposal seeks to nominate persons to stand for election as directors of the Corporation, who complies with the requirements of Rule 14a-19 under the Exchange Act.

(2) For a Stockholder Proposal to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.4, the stockholder must have given timely notice thereof in writing to the Secretary at the principal executive offices of the Corporation, and the subject of the Stockholder Proposal must otherwise be a proper matter for stockholder action as determined by the Board of Directors. The stockholder’s notice shall contain, at a minimum, the information ~~set forth in~~required pursuant to Section 1.4(c). To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ~~sixty (60~~ninety (90) nor more than ~~ninety (90~~one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder’s notice in order to be timely must be ~~so received~~delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which ~~such~~ notice of the date of the annual meeting was ~~mailed~~given or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the ~~public announcement of an~~ adjournment or postponement of an annual meeting of stockholders, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) Notwithstanding anything in paragraph (a)(2) of this Section 1.4 to the contrary, in the event that the Stockholder Proposal relates to the nomination of candidates for director and the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been described in the Corporation’s notice of meeting given pursuant to Section 1.3 hereof. To the extent such business includes the election of directors, a

Stockholder Proposal nominating persons to stand for election as directors may be made at a special meeting of stockholders only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or the ~~Chairman~~Chair of the Board, or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.4(b) is delivered to the Secretary at the principal executive offices of the Corporation, who is entitled to vote at the special meeting ~~and~~, who gives timely notice in writing ~~by~~to the Secretary and who complies with the requirements of Rule  14a-19 under the ~~Corporation~~Exchange Act. The stockholder’s notice shall contain, at a minimum, the information ~~set forth in~~required pursuant to Section 1.4(c). To be timely, ~~a~~the stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting of stockholders, or the public announcement of such an adjournment or postponement ~~of a special meeting~~, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) Contents of Stockholder’s Notice. Any stockholder’s notice required by this Section 1.4 shall set forth the following information: As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Stockholder Proposal is made, the stockholder’s notice shall set forth (i) the name and address of such stockholder ~~and of such beneficial owner~~, as they appear on the Corporation’s books, and of such beneficial owner; (ii) (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder or such beneficial owner and any affiliates or associates of such stockholder or beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument~~”)~~”), directly or indirectly owned beneficially by such stockholder or such beneficial owner and any affiliates or associates of such stockholder or beneficial owner and any other direct or indirect opportunity on the part of such stockholder or such beneficial owner and any affiliates or associates of such stockholder or beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner or any affiliate or associate of such stockholder or beneficial owner has a right to vote any shares of any security of the ~~Company~~Corporation, (D) any short interest of such stockholder or such beneficial owner and any affiliates or associates of such stockholder or beneficial owner in any security of the Corporation (for purposes of this provision, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner and any affiliates or associates of such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner or any affiliate or associate of such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) ~~that~~to which such stockholder or such beneficial owner or any affiliate or associate of such stockholder or beneficial owner is entitled ~~to~~ based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments~~, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date),~~; and (iii) a representation that such stockholder intends to appear in person or by proxy at the stockholder meeting.

For any Stockholder Proposal that seeks to nominate persons to stand for election as directors of the Corporation, the stockholder’s notice also shall include, as to the stockholder giving such notice and the beneficial owner, if any, on whose behalf the Stockholder Proposal is made, (i) a description of all arrangements or understandings between such ~~stockholder~~person or any affiliate or associate of such person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made, (ii) a representation whether ~~the stockholders~~ such person intends or ~~the beneficial owners, if any, intend or are~~is part of a group ~~which~~that intends to ~~(1)~~ deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect such nominees, (iii) a representation whether such person intends or is part of a group that intends to solicit the ~~nominee and/or (2)~~ holders of shares of the Corporation’s outstanding capital stock representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote on the election of directors in support of such nominees, (iv) a representation whether such person intends or is part of a group that intends to otherwise solicit proxies or votes from stockholders in support of such ~~nomination~~nominees, and (~~iii)~~ v) any other information relating to such ~~stockholder~~person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

For any Stockholder Proposal that seeks to nominate persons to stand for election as directors of the Corporation, the stockholder’s notice also shall include, as to each person whom the ~~stockholders propose~~stockholder proposes to nominate for election ~~or reelection~~ as a director:

(1) (i) the name, age, business address, and residence address of ~~the~~such person, (ii) the principal occupation and employment of ~~the~~such person, (iii) the written consent of ~~each proposed nominee~~such person to being named as a nominee in any proxy statement and form of proxy relating to the annual meeting of stockholders or special meeting of stockholders, as applicable, to which such Stockholder Proposal relates and to serve as a director if elected, (iv) a written statement from ~~each proposed nominee~~such person as to whether such ~~proposed nominee~~person, if elected, intends to tender, promptly following such ~~proposed nominee’s~~person’s election ~~or re-election~~, an irrevocable resignation effective upon such ~~proposed nominee’s~~person’s failure to receive the required vote for re-election as a director at the next meeting of stockholders at which such ~~proposed nominee~~person would stand for re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s ~~Policy of the Board~~

~~of Directors on Director Elections, (v)~~ Corporate Governance Guidelines, (v) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by ~~the~~such person, and (vi) any other information relating to ~~the~~such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and

(2) a written representation and agreement from such ~~proposed nominee~~ person that such ~~proposed nominee~~person (i) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such ~~proposed nominee~~person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement, or understanding that has not been disclosed to the Corporation with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director ~~that has not been disclosed to the Corporation~~, (iii) has read and will comply with the Corporation’s code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines, and any other policies or guidelines of the Corporation applicable to directors, (iv) will make such other acknowledgments, enter into such agreements, and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors, and (v) if elected, does not intend to resign as a director prior to the end of the full term for which he or she is standing for election.

Such notice must also include all other information required by Rule 14a-19 under the Exchange Act.

The Corporation may require any proposed nominee for election as a director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. If any such information is requested by the Corporation with respect to a proposed nominee, such requested information shall, within five (5) business days after such request, be provided to the Corporation by such proposed nominee or the stockholder that delivered notice of the Stockholder Proposal seeking to nominate such proposed nominee to stand for election as a director of the Corporation.

For any Stockholder Proposal that seeks to propose matters to be considered at a stockholder meeting other than the nomination of persons to stand for election as directors of the Corporation, the stockholder’s notice shall also set forth for each item of business proposed for consideration (i) a description of the item of business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the ~~by-laws~~bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the stockholder meeting, and (iv) ~~and~~ any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the Stockholder Proposal is made, and (v) any other information relating to ~~the~~such stockholder, ~~the~~such beneficial owner, or the proposed business that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies relating to the proposed item of business pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

A stockholder providing notice of a Stockholder Proposal to be brought before an annual meeting of stockholders or a special meeting of stockholders (i) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.4 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of such meeting, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after such record date, and (ii) if such Stockholder Proposal seeks to nominate persons to stand for election as directors of the Corporation, shall further update and supplement such notice to provide evidence that the stockholder providing such notice has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote in the election of directors, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after such stockholder files a definitive proxy statement in connection with such meeting.

(d) Only Stockholder Proposals made in accordance with the procedures set forth in this Section 1.4 shall be considered at an annual or special meeting of stockholders of the Corporation. Except as otherwise provided by law, the chair of the meeting shall have the power and duty to (i) determine whether a Stockholder Proposal was made in accordance with the procedures set forth in this Section 1.4 ~~and (ii) if any Stockholder Proposal is not in compliance with this Section 1.4~~, including whether the stockholder making such Stockholder Proposal or the beneficial owner, if any, on whose behalf the Stockholder Proposal is made solicits (or is part of a group which solicits) or fails to ~~so~~ solicit (as the case may be) proxies in support of ~~the~~such Stockholder Proposal in compliance with such stockholder’s representation as required by ~~Section~~paragraph (c) of this Section 1.4, and (ii) if any Stockholder Proposal is not made in accordance with the procedures set forth in this Section 1.4 or in compliance with applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.4 or, in the case of a Stockholder Proposal that seeks to nominate persons to stand for election as directors of the Corporation, if the solicitation in support of the nominees other than the Corporation’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act, to declare that such Stockholder Proposal shall be disregarded~~.~~, in which case such Stockholder Proposal shall be disregarded and no vote shall be taken with respect to such Stockholder Proposal, notwithstanding that proxies with respect to such vote may have been received by the Corporation. If the stockholder that has given notice of a Stockholder Proposal pursuant to the procedures set forth in this Section 1.4 (or a representative of such stockholder) does not appear at the annual or special meeting of stockholders to which such notice relates to present such Stockholder Proposal, such Stockholder Proposal shall be disregarded and no vote shall be taken with respect to such Stockholder Proposal, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(e) For purposes of this Section 1.4, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act~~.~~ of 1934, as amended, and the rules and regulations promulgated thereunder.

(f) Notwithstanding the foregoing provisions of this Section 1.4, a stockholder also shall comply with all applicable requirements of the Exchange Act ~~and the rules and regulations thereunder~~ with respect to the matters set forth in this Section 1.4. Nothing in this Section 1.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.5. Postponement and Cancellation of Meeting. Any previously scheduled annual or special meeting of the stockholders may be postponed and any previously scheduled annual or special meeting of the stockholders called by the ~~Chairman~~Chair of the Board, the President, a majority of the Board of Directors, or a majority of the Executive Committee may be canceled by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 1.6. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these ~~by-laws~~bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.10 hereof until a quorum shall attend. Shares of the Corporation’s own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The chair of the meeting shall have the power and the duty to determine whether a quorum is present at any meeting of stockholders.

Section 1.7. Officers for Meeting of Stockholders. Meetings of stockholders shall be presided over by the ~~Chairman~~Chair of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chair designated by the Board of Directors, or in the absence of such designation by a chair chosen at the meeting by a plurality vote. The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 1.8. Conduct of Meetings. Every meeting of stockholders shall be presided over by the chair of the meeting selected pursuant to Section 1.7~~,~~ hereof. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the exclusive right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of the chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on or the elimination of time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.9. Voting; Elections.

(a) Voting Generally; Proxies. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary ~~of the Corporation.~~. Voting at meetings of stockholders need not be by written ballot. All elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these ~~by-laws~~bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

(b) Elections of Directors. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by the vote of a plurality of the votes cast for the nominees at any meeting for the election of directors where the number of nominees exceeds the number of directors to be elected at the meeting (exclusive of nominees with respect to whom the Secretary ~~of the Corporation~~ has received a notice that such nomination has been withdrawn on or prior to the date next preceding the date that the Corporation first ~~mails~~gives notice of the meeting to the stockholders). For purposes of this Section 1.9(b), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

Section 1.10. Adjournment of Meeting. Whether or not a quorum is present, any meeting of stockholders, annual or special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date, and place. The stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be given of any such adjourned meeting if the time, date, and place, if any, thereof ~~are announced at~~ , and the ~~meeting at~~means of remote communications, if any, by which ~~the adjournment is taken. If the time, date and place of the~~stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are ~~not~~ (i)  announced at the meeting at which the adjournment is taken,

(ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 1.3. If the time, date, and place, if any, of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the adjourned meeting, are not announced, displayed, or set forth as provided in the immediately-preceding sentence of this Section 1.10, then the Secretary ~~of the Corporation~~ shall give ~~written~~ notice ~~of the time, date and place~~ of the adjourned meeting not less than ten (10) days prior to the date of the adjourned meeting. Notice of the adjourned meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than thirty  (30) days or in successive adjournments to a date more than one hundred and twenty (120) days after the original date fixed for the meeting.

At an adjourned meeting at which a quorum is present, the stockholders may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date shall be set if the meeting is adjourned in a single adjournment or successive adjournments to a date more than one hundred and twenty (120) days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

Section 1.11 Fixing Date for Determination of Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the original date of such meeting, and (ii) in the case of any other lawful action other than stockholder action by written consent, shall not be more than sixty (60) days prior to such other action. If no record date is fixed by the Board of Directors: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose (other than stockholder action by written consent) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and shall fix a new record date for the adjourned meeting if the meeting is adjourned in a single adjournment or successive adjournments to a date more than one hundred and twenty (120) days after the original date fixed for the meeting.

Section 1.12. Procedures for Stockholder Action by Consent.

(a) Request for Record Date. The record date for determining stockholders entitled to express consent to corporate action ~~in writing~~ without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 1.12(a). Any person seeking to have the stockholders authorize or take corporate action by ~~written~~ consent without a meeting shall, by written notice addressed to the Secretary and delivered to the principal executive offices of the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum a description of the action that such stockholder proposes to take by ~~written~~ consent, including the text of any proposal to be submitted to stockholders. The Board of Directors shall have ten (10) days following the date of receipt of the notice to determine the validity of the request. During the ten (10) day period, the Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date. Following the determination of the validity of the request, and no later than ten (10) days after the date on which such request is received by the Corporation, the Board of Directors may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) days after the date the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first ~~written~~ consent is delivered to the Corporation in the manner described in Section 1.12(c) below unless prior action by the Board of Directors is required by law, in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b) ~~Form~~Effectiveness of Consent. ~~Every written~~No consent purporting to take or authorize the taking of corporate action and/or related ~~revocations~~revocation (each such ~~written~~ consent and related revocation is referred to in this Section 1.12 as a “Consent”) shall ~~bear the date of signature of each stockholder who signs the Consent, and no Consent shall~~ be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 1.12, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(c) Delivery of Consent. A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware or to the Secretary ~~of the Corporation~~ at the Corporation’s principal place of business. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

In the event of the delivery to the Corporation of a Consent, the Secretary ~~of the Corporation~~ shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary ~~of the Corporation~~ shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as Inspectors with respect to such Consent, and such Inspectors shall discharge the functions of the Secretary ~~of the Corporation~~ under this Section 1.12(c). If, after such investigation, the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 1.12(c), the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

No action by written consent without a meeting shall be effective until such date as the Secretary or the Inspectors (as the case may be) certify to the Corporation that the Consents delivered to the Corporation in accordance with this Section 1.12(c) represent at least the minimum number of votes that would be necessary to take the action.

Nothing contained in this Section 1.12(c) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the Secretary or the Inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 1.13. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.14. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, ~~at least ten (10) days~~not later than the tenth (10th) day before ~~every~~each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ~~at least~~ ten (10) days ~~prior to~~ ending on the day before the meeting~~, either at~~ date (i) on a ~~place within the city where~~reasonably accessible electronic network, provided that the ~~meeting is~~ information required to gain access to ~~be held, which place shall be specified in~~such list is provided with the notice of the meeting, or ~~if not so specified~~(ii) during ordinary business hours, at the ~~place where the meeting is to be held. The list shall also be produced and kept at the time and~~principal place of business of the Corporation. In the event that the ~~meeting during~~ Corporation determines to make the ~~whole time thereof and~~list available on an electronic network, the corporation may ~~be inspected by any stockholder who is present~~take reasonable steps to ensure that such information is available only to stockholders of the corporation. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.15. Proxy Access.

(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders ~~(following the 2016 annual meeting of stockholders),~~, subject to the provisions of this Section 1.15, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 1.15 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 1.15 (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 1.15. For purposes of this Section 1.15, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary ~~of the Corporation~~ concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below).

(b) To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not less than one hundred and twenty (120) days and not more than one hundred and fifty (150) days prior to the first anniversary of the date that the Corporation distributed its proxy statement to stockholders for the previous year’s annual meeting of stockholders. If, however, the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the Notice of Proxy Access Nomination in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which the Notice of Proxy Access Nomination was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the ~~public announcement of an~~ adjournment or postponement of an annual meeting of stockholders, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 1.15.

(c) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 1.15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 1.15 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.15 whose nomination is subsequently withdrawn, (ii) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.15 whom the Board of Directors decides to nominate for election to the Board of Directors, and (iii) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for either of the two preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 1.15 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.15 exceeds the maximum number of Stockholder Nominees provided for in this Section 1.15. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.15 exceeds the maximum number of Stockholder Nominees provided for in this Section 1.15, the highest ranking Stockholder Nominee who meets the requirements of this Section 1.15 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 1.15 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 1.15 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d) In order to make a nomination pursuant to this Section 1.15, an Eligible Stockholder must have owned (as defined below) at least three percent (3%) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary at the principal executive offices of the Corporation in accordance with this Section 1.15 and the record date for determining the stockholders entitled to receive notice of the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 1.15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent, or at any time in the future~~,~~ such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting, or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning~~”~~,” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 1.15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the ~~General Rules and Regulations under the~~ Exchange Act.

(e) To be in proper form for purposes of this Section 1.15, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(1) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary ~~of the Corporation~~, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(2) a copy of the Schedule 14N that has been filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(3) the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 1.4(c) of this Article I (including the written consent of each Stockholder Nominee to being named in ~~the~~any proxy statement and form of proxy as a nominee and to serving as a director if elected);

(4) a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 1.15, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (G) has provided and will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading;

(5) a representation as to the Eligible Stockholder’s intentions with respect to continuing to own the Required Shares for at least one (1) year following the annual meeting;

(6) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates, or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 1.15, or out of the facts, statements, or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials, and (B) indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 1.15; and

(7) a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee (A) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (B) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) has read and will comply with the Corporation’s code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines, and any other policies or guidelines of the Corporation applicable to directors, and (D) will make such other acknowledgments, enter into such agreements, and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.

(f) In addition to the information required pursuant to Section 1.15(e) or any other provision of these ~~by-laws~~bylaws, the Corporation also may require each Stockholder Nominee to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the New York Stock Exchange (or any successor thereto), any applicable rules of the U.S. Securities and Exchange Commission, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee, or (iii) that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation.

(g) The Eligible Stockholder may, at its option, provide to the Secretary ~~of the Corporation~~, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the candidacy of the Stockholder Nominee(s)~~’ candidacy~~ (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 1.15, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(h) In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of

~~the Corporation of~~ any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information pursuant to this Section 1.15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(i) Notwithstanding anything to the contrary contained in this Section 1.15, the Corporation shall not be required to include, pursuant to this Section 1.15, a Stockholder Nominee in its proxy materials (i) for any meeting of stockholders for which the Secretary ~~of the Corporation~~ receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 1.4 of this Article I, (ii) if such Stockholder Nominee would not be an independent director under the Independence Standards, as determined by the Board of Directors or any committee thereof, (iii) if such Stockholder Nominee’s election as a member of the Board of Directors would cause the Corporation to be in violation of these ~~by-laws~~bylaws, the Certificate of Incorporation, the rules and listing standards of the New York Stock Exchange (or any successor thereto), or any applicable state or federal law, rule, or regulation, (iv) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vi) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 1.15 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading, or (vii) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 1.15.

(j) Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements, or representations under this Section 1.15 or (ii) the Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 1.15 or dies, becomes disabled, or is otherwise disqualified from being nominated for election or serving as a director of the Corporation, in each case as determined by the Board of Directors, any committee thereof, or the ~~chairman~~chair of the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (z) the Board of Directors or the ~~chairman~~chair of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 1.15, such nomination shall be disregarded as provided in clause (z) above.

(k) Whenever the Eligible Stockholder consists of a group of stockholders, (i) each provision in this Section 1.15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements, or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements, or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition), (ii) a breach of any obligation, agreement, or representation under this Section 1.15 by any member of such group shall be deemed a breach by the Eligible Stockholder, and (iii) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices, and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 1.15 (including withdrawal of the nomination). Whenever the Eligible Stockholder consists of a group of Stockholders aggregating their stockholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition, (x) such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 1.15(d) hereof) by each such stockholder during the Minimum Holding Period and (y) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 1.15(j).

(l) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting~~,~~ or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 1.15 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 1.4 of this Article I.

(m) Other than Rule 14a-19 under the Exchange Act, t~~T~~his Section 1.15 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

ARTICLE II.

BOARD OF DIRECTORS.

Section 2.1. Number; Qualifications. The Board of Directors shall consist of ~~one~~three or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2. Election; Resignation; Vacancies. At each annual meeting, the stockholders shall elect directors each of whom shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification, or removal. Any director may resign at any time upon written notice to the Corporation. Such resignation need not be accepted to be effective. Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring on the Board of Directors for any cause may be filled solely by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the sole remaining director, and each director so elected shall hold office until the expiration of the term of office of the director so replaced or until the director’s successor is elected and qualified. The stockholders shall not have the power to appoint directors to any newly created directorship or vacancy.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine. It shall not be necessary to give notice of regular meetings of the Board of Directors.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be called by the ~~Chairman~~Chair of the Board, the President, a majority of the entire Executive Committee then in office, or a majority of the entire Board of Directors then in office. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting or such shorter period as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, if such notice is given personally or by telephone or by other electronic means. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least three (3) days before the special meeting if given by regular mail. No notice of a special meeting shall be necessary if the time and place of the special meeting was set by resolution at a validly convened meeting of the Board of Directors. The notice of a special meeting need not state the purpose or purposes of the meeting.

Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this ~~by-law~~Section 2.5 shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the ~~certificate~~Certificate of ~~incorporation~~Incorporation, these ~~by-laws~~bylaws, or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7. Officers for Board Meetings. Meetings of the Board of Directors shall be presided over by the ~~Chairman~~Chair of the Board, if any, or in his or her absence by the Vice ~~Chairman~~Chair of the Board, if any, or in his or her absence by the President, or in their absence by a ~~chairman~~chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Independent Directors and Board Structure. A majority of the Board of Directors shall be comprised of independent directors. The Chief Executive Officer should be a member of the Board of Directors. In order to ensure the greatest number of independent directors on a board of manageable size, other direct management representation should be kept to a minimum and should in no event exceed two other management directors.

The Board of Directors shall make clear to Senior Management of the ~~Company~~Corporation that board membership is neither necessary to their present positions nor a prerequisite to a higher management position in the ~~Company~~Corporation. Attendance of management staff at Board Meetings should be at the discretion of the ~~Chairman~~Chair of the Board but should be encouraged by the Board. The Board shall have full and direct access to members of Senior Management and should be encouraged to request reports directly to the Board by any member of Senior Management. Board members should use judgment in dealings with management so that they do not distract management from the business operations of the ~~Company~~Corporation.

Conflicts of Interest. A director’s personal financial or family relationships may occasionally give rise to that director’s material personal interest in a particular issue. There will be times when a director’s material personal interest in an issue will limit that director’s ability to vote on that issue. The Governance Committee of the Board of Directors shall determine whether such a conflict of interest exists on a case-by-case basis, including any related determination as to materiality. The Governance Committee shall take appropriate steps to identify such potential conflicts and to ensure that a majority of the directors voting on an issue are both disinterested and independent with respect to that issue. A determination by the Governance Committee on any issue of independence or conflict of interest shall be final and not subject to review.

For purposes of this Section, an “independent director” means a director who: (a) is neither a current employee nor a former member of Senior Management of the ~~Company~~Corporation or an Affiliate; (b) is not employed by a provider of professional services to the ~~Company~~Corporation; (c) does not have any business relationship with the ~~Company~~Corporation, either personally or through a company of which the director is an officer or a controlling shareholder, that is material to the ~~Company~~Corporation or to the director; (d) does not have a close family relationship, by blood, marriage, or otherwise with any member of Senior Management of the ~~Company~~Corporation or one of the ~~Company’s~~Corporation’s Affiliates; (e) is not an officer of a company of which the ~~Company’s chairman~~Corporation’s chair or chief executive officer is also a board member; (f) is not personally receiving compensation from the ~~Company~~Corporation in any capacity other than as a director; (g) does not personally receive or is not an employee of a foundation, university, or other institution that receives grants or endowments from the ~~Company~~Corporation, that are material to the ~~Company~~Corporation or to either the recipient and/or the foundation, university, or institution; and (h) meets the independence requirements of the New York Stock Exchange.

“Senior Management” includes the chief executive, chief operating, chief financial, chief legal, and chief accounting officers, president, vice president(s), treasurer, secretary, and ~~the~~ controller of the ~~Company~~Corporation.

“Affiliate” includes any person or entity which, alone or by contractual obligation, owns or has the power to vote more than twenty-five ~~(25)~~  percent (25%) of the equity interest in another, unless some other person or entity acting alone or with another by contractual obligation owns or has the power to vote a greater percentage of the equity interest. A subsidiary is considered an ~~affiliate~~Affiliate if it is at least eighty ~~(80)~~ percent (80%) owned by the ~~Company~~Corporation and accounts for at least twenty-five ~~(25)~~ percent (25%) of the ~~Company’s~~Corporation’s consolidated sales or assets.

Section 2.9. Action by Written Consent of Directors. Unless otherwise restricted by the ~~certificate~~Certificate of ~~incorporation~~Incorporation or these ~~by-laws~~bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 2.10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he~~/~~ or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 2.11. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter, and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II hereof.

Section 2.12. Executive Committee. There shall be an Executive Committee ~~to consist of such number of directors~~ of the Board of Directors (the “Executive Committee”) to consist of that number of directors as the Board of Directors may from time to time determine. The Board of Directors shall have power at any time to change the number of the Executive Committee, except that a reduction in the number of members of the Executive Committee shall not affect any currently serving member. The Board of Directors may remove any member of the Executive Committee at any time with or without cause and may fill vacancies in the Committee by election from the members of the Board of Directors.

When the Board of Directors is not in session, the Executive Committee shall have and may exercise all the power and authority of the Board of Directors in the management and direction of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. All actions of the Executive Committee shall be reported to the Board of Directors at the meeting next succeeding such action, provided, however, that such report need not be made to the Board of Directors if prior to such meeting copies of the written minutes of the meetings of the Executive Committee at which such action has been taken shall have been mailed or delivered to all members of the Board of Directors.

ARTICLE III.

OFFICERS.

Section 3.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a ~~Chairman~~Chair of the Board and a Vice ~~Chairman~~Chair of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer ~~and~~, one or more Assistant Treasurers, and other officers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election~~,~~ and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation need not be accepted to be effective. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

Section 3.2. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his or her duties.

ARTICLE IV.

SHARES OF STOCK.

Section 4.1. Certificates. The shares of stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock; provided, further, any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 4.2. Lost, Stolen, or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his~~/~~ or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE V.

MISCELLANEOUS PROVISIONS.

Section 5.1. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 5.2. Seal. The Board of Directors may provide for a corporate seal, in which case the corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 5.3. Signature of Checks, etc. All checks and drafts on the bank accounts of the Corporation, and all bills of exchange and promissory notes, and all acceptances, obligations, and other instruments for the payment of money shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized, from time to time, by the Board of Directors or the Executive Committee.

Section 5.4. Waiver of Notice of Meetings of Stockholders, Directors, and Committees. Any written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 5.5. Form of Records. Any records ~~maintained~~administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of~~,~~ any information storage device, method, or one or more electronic networks or databases, provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept otherwise comply with Section 224 of the DGCL.

Section 5.6. Amendment of ~~By-laws~~Bylaws. These ~~by-laws~~bylaws may be altered, amended, or repealed, and new ~~by-laws~~bylaws made, by the Board of Directors, but the stockholders may make additional ~~by-laws~~bylaws and may alter and repeal any ~~by-laws~~bylaws whether adopted by them or otherwise.

Section 5.7. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee, or agent of the Corporation arising pursuant to any provision of the ~~Delaware General Corporation Law~~DGCL, the ~~Corporation’s~~ Certificate of Incorporation, or these ~~Bylaws (as either may be amended from time to time),~~bylaws, or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee, or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

ARTICLE VI.

INDEMNIFICATION OF DIRECTORS, OFFICERS OR OTHER PERSONS.

Section 6.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the

Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

Section 6.2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3. Claims. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim ~~therefore~~therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the ~~certificate~~Certificate of ~~incorporation~~Incorporation, these ~~by-laws~~bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 6.5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other Corporation, partnership, joint venture, trust, enterprise, or non-profit enterprise.

Section 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7. The rights conferred on any Covered Person by this Article VI are contract rights, vest as of the commencement of service, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the person’s heirs, executors, and administrators.

Section 6.8. Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII.

EMERGENCY BYLAW PROVISIONS.

Section 7.1. Emergency Provisions. Notwithstanding any different or conflicting provisions in the Certificate of Incorporation, these bylaws, or the DGCL, the provisions of this Article VII shall be operative only during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board of Directors or the stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, including, but not limited to, an epidemic or pandemic, and a declaration of a national emergency by the United States government, or other similar emergency condition, and any other event or condition that constitutes an emergency under the DGCL, irrespective of whether a quorum of the Board of Directors or a standing committee of the Board of Directors can readily be convened for action.

Section 7.2. Emergency Powers. During any emergency, the Board of Directors (or, if a quorum cannot be readily convened for a meeting, a majority of the directors present) may, to the greatest extent permitted by Section 110 of the DGCL, take any action that it determines to be practical and necessary for the circumstances of such emergency, including the adoption of additional emergency bylaws.

Section 7.3. Meetings of the Board of Directors and Committees. A meeting of the Board of Directors, or a committee thereof, may be called at any time during an emergency by any officer or any director. The officer or director calling such meeting shall use reasonable efforts to give notice of any such meeting at least eight (8) hours prior to the time set for such meeting, unless such emergency requires a shorter notice period, but such notice need be given only to such of the directors as it may be reasonably practicable to reach at the time and by such means as may be reasonably available at the time, including publication, telephone, electronic communications, or radio.

Section  7.4. Quorum; Manner of Acting. During an emergency, such number of directors (or a sole director) present, in person or by telephonic or electronic or remote communications, at any meeting of the Board of Directors or committee thereof shall constitute a quorum for such meeting. The vote of a majority of the directors present at any such meeting shall be the act of the Board of Directors or such committee, as applicable, notwithstanding any provision of the DGCL, the Certificate of Incorporation, or these bylaws to the contrary. If, during an emergency, the directors present at a meeting are fewer than the number required for a quorum as described in the first sentence of this Section 7.4, the officers of the Corporation or other persons present who have been designated on a list approved by the Board of Directors before such emergency, all in such order of priority and subject to such conditions and for such period of time as may be provided in the resolution approving such list, or, in the absence of such a resolution, the officers of the Corporation who are present, in order of rank and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed directors for such meeting.

Section 7.5. Officers’ Succession. The Board of Directors, either before or during an emergency, may provide, and from time to time modify, lines of succession in the event that during an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties. During any emergency, the directors present and voting may appoint such officers as shall be approved by a majority of such directors.

Section 7.6. Change of Office. The Board of Directors, either before or during an emergency, may, effective in the emergency, change the location of the Corporation’s head or principal executive office or designate several alternative head or principal executive offices or regional offices, or authorize the officers to do so.

Section  7.7. Liability. No officer, director, or employee acting in accordance with any emergency bylaw provisions or emergency provisions of the DGCL shall be liable except for willful misconduct. No person shall be liable, and no meeting of stockholders shall be postponed or voided, for the failure to make a stock list available pursuant to Section 219 of the DGCL if it was not practicable to allow inspection during any emergency.

Section 7.8. Other Actions. During any emergency, the Board of Directors (or, if a quorum cannot be readily convened for a meeting, a majority of the directors present) may: (i) take any action that it determines to be practical and necessary to address the circumstances of such emergency condition with respect to a meeting of the stockholders, including, but not limited to (A) to postpone any meeting of stockholders to a later time or date (with the record date for determining the stockholders entitled to notice of, and to vote at, such meeting applying to the postponed meeting irrespective of Section 213 of the DGCL), or make a change to hold the meeting solely by means of remote communication, and (B) to notify stockholders of any postponement or change of place of meeting or a change to hold the meeting solely by means of remote communication solely by a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (ii) with respect to any dividend that has been declared and as to which the record date has not occurred, change the record date or payment date or both to a later date or dates. The payment date as so changed may not be more than sixty (60) days after the record date as so changed. Notice of the change must be given to stockholders as promptly as practicable, which notice may be given solely by a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section  7.9. Termination; Amendment. To the extent not inconsistent with the provisions of this Article VII, these bylaws shall remain in effect during any emergency, and upon its termination the foregoing emergency bylaw provisions shall cease to be operative. All emergency bylaw provisions may be terminated at any time by the consent or direction of a majority of a quorum of the Board of Directors and may be amended from time to time during the pendency of any emergency by a majority of the directors present and voting in favor of such amendment. Any repeal or modification of any of the provisions of this Article VII or the emergency provisions of the DGCL shall not adversely affect any right or protection under Section 7.7 in respect of any act or omission occurring prior to the time of such repeal or modification.

As amended ~~through May 1, 2019~~November 2, 2022

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